                                                                   EXHIBIT 10.47

[LOGO OF FIRST INTERSTATE BANK APPEARS HERE]

                          AMENDMENT TO LOAN AGREEMENT
                DATED JANUARY 30, 1995 AND AMENDED MAY 15, 1995

Borrower:      DRCA Medical Corporation
               Three Riverway, Suite 1430
               Houston, Texas 77056

Lender:        First Interstate Bank of Texas, N.A.
               1000 Louisiana, 2nd Floor
               Houston, Texas 77002


This amendment will modify and change certain terms and conditions of a loan agreement dated January 30, 1995 and amended May 15, 1995 by and between DRCA Medical Corporation and First Interstate Bank of Texas, N.A. This amendment will also extend the loan agreement for an additional one year, maturing January 30, 1997. The outstanding terms and conditions of the January 30, 1995 along with the May 15, 1995 amendments will remain in place except for the following changes:

1. With the release of the personal guarantees of Jose Kauachi and William F. Donovan, M.D., the reporting requirements on these guarantors will be eliminated.

2. First Interstate Bank of Texas, N.A. will be providing a $750,000.00 term note for the purchase of a building located at 6200 Gulf Freeway. It is noted that aside from normal documentation and legal requirements, a Bank approved appraisal that values the building at greater than or equal to $1,000,000.00 will be required along with the building meeting standards for conformity to Americans with Disability Act and must meet environmental guidelines, based on an ASTM environmental screen.

3. The financial ratio of Tangible Net Worth will increase from $2,800,000.00 to a minimum of $3,060,000 for the term of January 30, 1996 to January 30, 1997 and will increase annually by a ratio of 50% of net income.

4. First Interstate Bank of Texas, N.A. is providing an equipment commitment line in the amount of $500,000.00 which will be funded at a rate 90% of purchase price of the equipment.

5. In the event of default as defined throughout the promissory notes and other loan documents, Borrower, DRCA Medical Corporation, grants, pledges and assigns, Bank a security interest in any and all lockbox or collection accounts at the Bank with regular offset provisions on all other accounts and any and all accounts owned by DRCA Medical Corporation or any of its subsidiaries or any of Partnerships, it's related Partnerships including Physicare LLP in which DRCA Medical Corporation is the managing partner.

Any disputes or disagreements arising herein or any note, security agreement, guaranty or other agreement in connection herein or contemplated hereby shall be subject to arbitration in accordance with the terms and conditions of the arbitration addendum attached hereto as Exhibit "A".

The credit documents and all other documents relating thereto constitute a written loan agreement which will represent the final agreement by and between parties and may not be contradicted by evidence of prior contemporaneous or subsequent oral agreements between the parties.

DRCA Medical Corporation


    /s/ JOSE KAUACHI
- -------------------------
Jose Kauachi, President and Chairman of the Board


First Interstate Bank of Texas, N.A.


/s/ LOWELL LITTLE, authorized officer, for Freddy Hurst
- ------------------
Freddy Hurst
Vice President

GUARANTORS/GRANTORS:


DRCA Houston Clinics, Inc.


   /s/ JOSE E. KAUACHI
- --------------------------
Jose E. Kauachi, President and Chairman of the Board


DRCA Little Rock Clinics, Inc.


  /s/ JOSE KAUACHI
- ---------------------------
Jose Kauachi, President and Chairman of the Board


Occupational Medicine Associates of Houston, P.A.


   /s/ WILLIAM F. DONOVAN
- ------------------------------
William F. Donovan, M.D., President

Occupational Medicine Associates of Little Rock, P.A.


    /s/ WILLIAM F. DONOVAN
- -------------------------------
William F.Donovan, M.D., President


PhysiCare, LLP
Occupational Medicine Associates of Houston, P.A., an Authorized Partner


    /s/ WILLIAM F. DONOVAN
- -------------------------------
William F. Donovan, M.D., President